UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROPHASE LABS, INC.

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MYLAN N.V.

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On January 9, 2016, Mylan N.V. announced that it has agreed to acquire global rights to Cold-EEZE® brand cold remedy line from ProPhase Labs, Inc. A copy of the announcement is included below.

Mylan Acquires Cold-EEZE® Brand to Further Expand OTC Business

HERTFORDSHIRE, England and PITTSBURGH – Jan. 9, 2017 – Mylan N.V. (NASDAQ, TASE: MYL) today announced that it has agreed to acquire global rights to Cold-EEZE® brand cold remedy line from ProPhase Labs, Inc.

The 20-year old Cold-EEZE® brand includes a family of leading over-the-counter (OTC) cold remedies currently sold in the U.S. market, including zinc-based lozenges, gummies, oral sprays, capsules and oral liquid dose forms. Cold-EEZE® cold remedy zinc gluconate lozenges are a leading product in the homeopathic category and have been clinically shown to reduce the duration of the common cold. With strong brand recognition in the pharmacy and a growing and loyal customer base, Cold-EEZE® will become Mylan’s largest U.S. OTC brand franchise and further augment its growing U.S. OTC business.

Mylan President Rajiv Malik commented, “The acquisition of Cold-EEZE® further builds upon our $1 billion global OTC business and helps us to enhance our presence in the U.S. OTC market. We are excited to add another strong brand to our U.S. portfolio and see potential to build on its success by leveraging our expertise in the respiratory area. We also look forward to continuing to expand our presence in the global OTC market through product acquisitions, marketing and line extensions, and opportunities to leverage our portfolio into new markets.”

Under the terms of the agreement, Mylan, through its U.S. OTC subsidiary, will purchase substantially all of the assets and other rights relating to the Cold-EEZE® brand, including all U.S. businesses and U.S. and international trademarks. The closing of the proposed sale, which is currently expected to occur in the first quarter of 2017, is subject to approval of the shareholders of ProPhase Labs and other customary closing conditions.

Mylan’s global OTC business includes brands such as Dona™, Betadine®, Saugella®, ArmoLIPID®, CB12®, Brufen™, EndWarts®, Froben™, Ferrograd™, MidNite® and Vivarin®.

This report includes statements that constitute “forward-looking statements,” including that Cold-EEZE® will become Mylan’s largest U.S. OTC brand franchise and further augment its growing U.S. OTC business; Mylan looks forward to continuing to expand its presence in the global OTC market through product acquisitions, marketing and line extensions, and opportunities to leverage its portfolio into new markets; and the proposed sale is currently expected to occur in the first quarter of 2017. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any regulatory, legal, or other impediments to Mylan’s ability to execute on the proposed sales; any changes in or difficulties with our inventory of, and our ability to manufacture and distribute, the Cold-EEZE® line of products; the effect of any changes in our customer and supplier relationships and customer purchasing patterns; other changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan; any regulatory, legal, or other impediments to our ability to bring our products to market; actions and decisions of healthcare and pharmaceutical regulators, and changes in healthcare and pharmaceutical laws and regulations, in the United States and abroad; our ability to protect our intellectual property and preserve intellectual property rights; expected or targeted future financial and operating performance and results; other uncertainties and matters beyond the control of management; and the other risks detailed in Mylan’s filings with the Securities and Exchange Commission. Mylan undertakes no obligation to update these statements for revisions or changes after the date of this release.

Mylan is a global pharmaceutical company committed to setting new standards in healthcare. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership. We offer a growing portfolio of more than 2,700 generic and branded pharmaceuticals, including antiretroviral therapies on which approximately 50% of people being treated for HIV/AIDS worldwide depend. We market our products in more than 165 countries and territories. Our global R&D and manufacturing platform includes more than 50 facilities, and we are one of the world’s largest producers of active pharmaceutical ingredients. Every member of our more than 35,000-strong workforce is dedicated to creating better health for a better world, one person at a time. Learn more at mylan.com.

For further information: Nina Devlin (Media) 724.514.1968; Kris King (Investors) 724.514.1813

ADDITIONAL INFORMATION

This communication is for informational purposes only and is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the Securities Exchange Commission (the “SEC”) with respect to the proposed asset sale. Approval of the proposed asset sale will be submitted to the stockholders of ProPhase Labs, Inc. (“ProPhase”) for their consideration, and ProPhase will file a definitive proxy statement to be used to solicit ProPhase stockholder approval of the transaction with the SEC. Detailed information about the transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC by ProPhase and mailed to the stockholders of ProPhase prior to the meeting.

STOCKHOLDERS OF PROPHASE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS THEY MAY BE AMENDED FROM TIME TO TIME, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ASSET SALE THAT PROPHASE’S STOCKHOLDERS SHOULD CONSIDER PRIOR TO MAKING ANY DECISIONS WITH RESPECT THERETO.

Once filed, the proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of ProPhase’s proxy statement and other documents filed with the SEC when they become available by contacting ProPhase at (215) 345-0919 x 0.